Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated February 19, 2021, relating to the financial statements of Anzu Special Acquisition Corp I appearing in the Registration Statement on Form S-1/A, File No. 333-252861.

/s/ WithumSmith+Brown, PC

New York, New York
March 1, 2021